As filed with the Securities and Exchange Commission on July 2, 2020

Registration No. 333-__________

  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BioLife Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3076866
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3303 Monte Villa Parkway

Bothell, Washington 98021

(425) 402-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Rice

President and Chief Executive Officer

3303 Monte Villa Parkway, Suite 310

Bothell, Washington 98021

(425) 402-1400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Barry I. Grossman, Esq.

Sarah Williams, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105-0302

(212) 370-1300

Approximate date of commencement proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-233912

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	$11,293,125.00	$1,465.85

1)

The registrant previously registered the offering, issuance and sale of securities of up to $75,000,000 under the registration statement on Form S-3 (File No. 333-233912), which was filed by the registrant on September 24, 2019 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) an additional amount of securities having a proposed maximum aggregate offering price of $11,293,125 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement.

2)	Calculated in accordance with Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, $0.001 par value per share, of BioLife Solutions, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, representing an increase in the maximum aggregate offering price of $11,293,125. The contents of the earlier registration statement on Form S-3 (File No. 333-233912), which was declared effective by the Securities and Exchange Commission (the “Commission”) on October 4, 2019, including all exhibits thereto and all information incorporated by reference therein, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

The following exhibits are filed with this Registration Statement.

Exhibit
Number	Description of Document
5.1	Legal Opinion of Ellenoff Grossman & Schole LLP*
23.1	Consent of BDO USA, LLP*
23.2	Consent of Peterson Sullivan LLP*
23.3	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (incorporated by reference to the signature page to the registrant’s registration statement on Form S-3 (File No. 333-233912) filed with the Commission on September 24, 2019)
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 2nd day of July, 2020.

BIOLIFE SOLUTIONS, INC.

/s/ Michael Rice
Name:	Michael Rice
Title:	President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Rice	President and Chief Executive Officer	July 2, 2020
Michael Rice	(Principal Executive Officer)

/s/ Roderick de Greef	Chief Financial Officer and Chief Operating Officer	July 2, 2020
Roderick de Greef	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	July 2, 2020
Raymond Cohen

*	Director	July 2, 2020
Thomas Girschweiler

*	Director	July 2, 2020
Andrew Hinson

*	Director	July 2, 2020
Joseph Schick

* By:	/s/ Michael Rice
Michael Rice
Attorney-in-Fact